Exhibit F

SP Plus Corporation

Lock-Up Agreement

May 10, 2017
Morgan Stanley & Co. LLC
1585 Broadway
 New York, New York 10036

Re: SP Plus Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the "Underwriting Agreement") with SP Plus Corporation, a Delaware corporation (the "Company"), providing for a public offering (the "Public Offering") of the Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 (File No. 333-187680) filed with the Securities and Exchange Commission (the "SEC").

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the "Lock-Up Period"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, $0.001 per share par value (the "Common Stock"), or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned's Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the public offering date set forth on the final prospectus used to sell the Shares (the "Public Offering Date") pursuant to the Underwriting Agreement.

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of the Underwriter, the undersigned waives any and all notice requirements and rights with respect to the registration of any Common Stock or security convertible into or exercisable or exchangeable for Common Stock pursuant to any agreement, understanding or otherwise to which the undersigned is a party. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Public Offering or with any issuance or sale by the Company of any equity or other securities before such offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, (ii) to limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the undersigned, (iii) acquired in open market transactions following the Public Offering Date, (iv) to the Underwriter in connection with the public offering contemplated by the Underwriting Agreement, (v) with the prior written consent of the Underwriter. However, in the event of a contemplated transfer pursuant to clause (i) in this paragraph, such transfer shall not involve a disposition for value and each transferee, donee or donees thereof agree to be bound in writing by the restrictions set forth herein. In addition, in the event of a contemplated transfer pursuant to clause (i), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a Form 5 in accordance with Section 16 of the Exchange Act made after the expiration of the Lock-Up Period). In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

In the event that Kohlberg CPC Rep, L.L.C., 2929 CPC Holdco, LLC or any of their respective transferees (provided that such transferees are controlled affiliates of the undersigned), other than the undersigned, that are subject to a lock up agreement related to the proposed public offering of the Shares are released from the restrictions set forth therein with respect to shares of Common Stock of the Company having a fair market value in excess of $1,000,000 in the aggregate (whether in one or multiple releases), the undersigned shall be entitled to a proportionate release from this agreement (with such proportion being determined by dividing the number of shares of Common Stock being released with respect to such person by the total number of issued and outstanding shares held by such person), and the Company shall notify the undersigned of such release concurrently with notification to such other released party or parties; provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriter. Notwithstanding any other provisions of this agreement, if the Underwriter determines that Kohlberg CPC Rep, L.L.C., 2929 CPC Holdco, LLC, or any of their respective transferees that are controlled affiliates should be granted an early release from the restrictions set forth herein due to circumstances of an emergency or hardship, then the undersigned shall not have any right to be granted an early release pursuant to the terms of this paragraph. For purposes of this paragraph, the fair market value of one share of Common Stock of the Company shall be the closing price of the Common Stock on the date of the waiver as quoted on the national securities exchange on which the Common Stock is listed.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the public offering contemplated by the Underwriting Agreement, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriter, (iii) the registration statement filed with the SEC with respect to the public offering contemplated by the Underwriting Agreement is withdrawn or (iv) May 17, 2017, in the event the closing of the Public Offering shall not have occurred on or before such date.

Very truly yours,

2929 CPC HOLDCO, LLC

/s/ Mark S. Kripke
Name: Mark S. Kripke
Title: Authorized Person

[Signature Page to Lock-Up Agreement]